                                                                      Exhibit 99

                         Form 4 Joint Filer Information

Name:                          Steel Partners, L.L.C.

Address:                       590 Madison Avenue, 32nd Floor
                               New York, New York 10022

Designated Filer:              Steel Partners II, L.P.

Issuer & Ticker Symbol:        SL Industries, Inc. (SLI)

Statement for Month/Day/Year:  09/05/03

Name:                          Warren G. Lichtenstein

Address:                       590 Madison Avenue, 32nd Floor
                               New York, New York 10022

Designated Filer:              Steel Partners II, L.P.

Issuer & Ticker Symbol:        SL Industries, Inc. (SLI)

Statement for Month/Day/Year:  09/05/03

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